UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 1, 2022

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2155 E. GoDaddy Way	Tempe	Arizona	85284
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Amendments to the Certificate of Incorporation
At the 2022 virtual annual meeting of stockholders (the “Annual Meeting”) of GoDaddy Inc. (the “Company”) held on June 1, 2022, the Company’s stockholders approved certain amendments (the “Charter Amendments”) to the Company’s Amended and Restated Certificate of Incorporation to (i) declassify the Board of Directors (the “Board”) and provide for the annual election of directors, (ii) eliminate certain supermajority voting requirements, (iii) eliminate certain business combination restrictions and to instead subject the Company to the business combination restrictions of the Delaware General Corporation Law, and (iv) eliminate certain inoperative provisions and implement certain other miscellaneous amendments.
As a result, the Company filed a Certificate of Amendment setting forth the Charter Amendments with the Secretary of State of the State of Delaware on June 1, 2022. The Certificate of Amendment became effective upon filing. Following the filing of the Certificate of Amendment, the Company filed a new Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware on June 1, 2022. The Restated Certificate became effective upon filing.
The description of the Charter Amendments above does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate, as set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item 5.03 by reference hereto.
Item 5.07    Submission of Matters to a Vote of Security Holders
As described above, the Company held its Annual Meeting on June 1, 2022.
For more information about the eight proposals that were voted on at the Annual Meeting, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2022.
The voting results for each of the proposals are as follows:
1.    Election of three Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier death, resignation or removal
Each director nominee was duly elected to serve until the 2025 annual meeting of stockholders and until their successor is duly elected and qualified, subject to earlier death, resignation or removal.

Nominee	For	Against	Abstain	Broker Non-votes
Aman Bhutani	140,888,793	831,042	17,690	6,894,075
Caroline Donahue	139,226,683	2,479,754	31,088	6,894,075
Charles Robel	134,746,644	2,292,579	4,698,302	6,894,075
2.    Advisory, non-binding vote to approve named executive officer compensation
The stockholders approved the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-votes
117,784,337	23,920,585	32,603	6,894,075
3.    Advisory, non-binding vote to approve the frequency of advisory votes on named executive officer compensation for one, two or three years
The stockholders approved one year for the frequency of advisory votes on named executive officer compensation. Consistent with the results of this advisory stockholder vote, the Company will include a stockholder vote on the named executive officer compensation in its proxy materials on an annual basis.

One Year	Two Years	Three Years	Abstain	Broker Non-votes
140,799,074	10,583	911,330	16,538	6,894,075

4.    Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022
The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

For	Against	Abstain
147,472,602	1,148,738	10,260
5.    Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors
The stockholders approved the declassification of the Board of Directors.

For	Against	Abstain	Broker Non-votes
141,585,231	138,949	13,345	6,894,075
6.    Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements
The stockholders approved the elimination of certain supermajority voting requirements.

For	Against	Abstain	Broker Non-votes
141,549,650	166,805	21,070	6,894,075
7.    Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain business combination restrictions set forth therein and instead subject the Company to the business combination restrictions of the Delaware General Corporation Law
The stockholders approved the elimination of certain business combination restrictions.

For	Against	Abstain	Broker Non-votes
124,399,755	17,317,537	20,233	6,894,075
8.    Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments
The stockholders approved the elimination of inoperative provisions and implementation of certain other miscellaneous amendments.

For	Against	Abstain	Broker Non-votes
141,689,185	25,041	23,299	6,894,075
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
3.1	Restated Certificate of Incorporation of GoDaddy Inc. dated June 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	June 3, 2022	/s/ Michele Lau
Michele Lau
Chief Legal Officer and Corporate Secretary